Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

SU Group Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value HK$0.01 per share	Rule 457(c) and Rule 457(h)	1,000,000	$1.89	$1,890,000	$0.0001531	$289.36
	Total Offering Amounts					$1,890,000		$289.36
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$289.36

(1)	Represents ordinary shares to be issued upon exercise of awards to be granted under the Plan.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high ($2.14) and low ($1.64) prices for the Registrant’s ordinary shares on the Nasdaq Capital Market on November 19, 2024.